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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


         TRW has no parent or parents. As of December 31, 1996, certain of its subsidiaries, some of which also have subsidiaries, were as follows:


                                                                                              PERCENTAGE OF
                                                             ORGANIZED UNDER                VOTING SECURITIES
               NAME                                            THE LAWS OF                      OWNED (1)
               ----                                          ---------------                -----------------

TRW U.K. Limited which owns                                     United Kingdom                     100.00%
    TRW Automotive Systems Limited                              United Kingdom                     100.00%
    TRW Ceramics Limited                                        United Kingdom                     100.00%
    TRW Connectors Limited                                      United Kingdom                     100.00%
    TRW Occupant Restraints Systems Limited                     United Kingdom                     100.00%
    TRW Reda Pump Limited                                       United Kingdom                     100.00%
    TRW Remanufactured Steering Systems Limited                 United Kingdom                     100.00%
    TRW Steering Systems Limited                                United Kingdom                     100.00%
    TRW Transportation Electronics Limited                      United Kingdom                     100.00%
    TRW United-Carr Limited                                     United Kingdom                     100.00%

ESL Incorporated                                                California                         100.00%

TRW Vehicle Safety Systems Inc. which owns                      Delaware                           100.00%
    TRW Technar Inc.                                            California                         100.00%
    TRW Safety Systems Inc. which in turn owns                  Delaware                           100.00%
      TRW Vehicle Safety Systems de Mexico,                     Mexico                             100.00%
        S.A. de C.V.
      TRW Occupant Restraints
        de Chihuahua S.A. de C.V.                               Mexico                             100.00%

TRW Automotive Products Inc. which, together
    with TRW International Holding Corporation,
    directly or indirectly owns                                 Delaware                           100.00%
      TRW Deutschland GmbH
      which, in turn (in some cases together with
      TRW Inc.), directly or indirectly owns                    Germany                            100.00%
        TRW Autoelektronika  s.r.o.                             Czechoslovakia                     100.00%
        TRW Carr CSRS s.r.o.                                    Czechoslovakia                     100.00%
        TRW-DAS, a.s.                                           Czechoslovakia                      92.40%
        TRW Electro-Automation GmbH & Co. KG                    Germany                             76.00%
        TRW Fahrwerksysteme GmbH & Co. KG                       Germany                            100.00%
        TRW Fahrzeugelektrik GmbH & Co. KG                      Germany                            100.00%
        TRW FahrzeugelektrikVerwaltungs-GmbH                    Germany                            100.00%
        TRW Nelson Bolzenschweiss-Technik GmbH                  Germany                            100.00%
        TRW Occupant Restraints Systems GmbH                    Germany                            100.00%
        TRW Presswerk Krefeld GmbH & Co. KG                     Germany                            100.00%
        TRW United-Carr GmbH & Co. KG                           Germany                            100.00%

TRW Steering Systems Japan Co. Ltd.                             Japan                              100.00%

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


                                                                                               PERCENTAGE OF
                                                             ORGANIZED UNDER                 VOTING SECURITIES
                  NAME                                          THE LAWS OF                      OWNED (1)
                  ----                                       ---------------                 -----------------



TRW Canada Limited which owns                                   Canada                             100.00%
    TRW Vehicle Safety Systems Limited                          Canada                             100.00%
    Quality Safety Systems Company                              Canada                              60.00%
    TRW do Brasil, S.A.                                         Brazil                               98.8%

TRW Components International Inc.                               Virginia                           100.00%

TRW Italia S.p.A.                                               Italy                              100.00%

TRW France S.A. which owns                                      France                             100.00%
    TRW Carr France SNC                                         France                             100.00%

TRW Koyo Steering Systems Company                               Tennessee                           51.00%

TRW Export Trading Corporation which owns                       Delaware                           100.00%
    TRW Export Sales Corporation                                U.S. Virgin Islands                100.00%

TRW System Services Company                                     Delaware                           100.00%

TRW Sabelt S.p.A.                                               Italy                               90.00%
    TRW Air Bag Systems s.r.l.                                  Italy                              100.00%

TRW Direcciones de Vehiculos, S.A.                              Spain                              100.00%

TRW Finance International                                       Ireland                            100.00%

TRW Microwave Inc.                                              California                         100.00%

TRW Steering Co. Ltd.                                           Korea                               51.00%

TRW Australia Limited which owns                                Australia                          100.00%
    TRW Carr Pty. Ltd.                                          Australia                          100.00%
    TRW Australia Holdings Limited which owns                   Australia                           62.00%
      TRW Steering & Suspension Australia Limited               Australia                          100.00%

---------------
(1)      Total percentages held by TRW and/or its subsidiaries, disregarding Directors' qualifying shares, if any.

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         The names of certain subsidiaries, which considered in the aggregate would not constitute a "significant subsidiary" as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.